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[SUTHERLAND ASBILL & BRENNAN LLP]



                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP
                  ------------------------------------------

We consent to the reference to our firm under the heading "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A for Sage Life Investment Trust (File No. 333-45293). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


SUTHERLAND ASBILL & BRENNAN LLP



By:    /s/ Kimberly J. Smith
    --------------------------
           Kimberly J. Smith



Washington, DC
April 19, 2001